Exhibit 77(q)

(a)(1)     Articles of Amendment dated January 6, 2011 to the Trust document regarding the dissolution of ING U.S. Government Money Fund - Filed as an Exhibit to Post-Effective Amendment No. 139 to the Registrant’s Form N-1A Registration Statement on February 24, 2011 and incorporated herein by reference.

(a)(2)     Plan of Liquidation and Dissolution of Series dated January 25, 2011 regarding the liquidation and dissolution of Brokerage Cash Reserves - Filed as an Exhibit to Post-Effective Amendment No. 141 to the Registrant’s Form N-1A Registration Statement on July 26, 2011 and incorporated herein by reference.

(a)(3)     Articles of Amendment dated July 29, 2011 to the Trust document regarding the redesignation of Class C shares of ING Money Market Fund to Class L - Filed as an Exhibit to Post-Effective Amendment No. 141 to the Registrant’s Form N-1A Registration Statement on July 26, 2011 and incorporated herein by reference.

(a)(4)     Articles Supplementary dated July 29, 2011 regarding the creation of Class C shares and Class R shares for ING Money Market Fund - L - Filed as an Exhibit to Post-Effective Amendment No. 141 to the Registrant’s Form N-1A Registration Statement on July 26, 2011 and incorporated herein by reference.